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As filed with the Securities and Exchange Commission on April 19, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROOFPOINT, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary standard industrial classification code number)	51-041-4846 (I.R.S. employer identification no.)

892 Ross Drive
Sunnyvale, CA 94089
(408) 517-4710
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Gary Steele
Chief Executive Officer
Proofpoint, Inc.
892 Ross Drive
Sunnyvale, CA 94089
(408) 517-4710
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Matthew P. Quilter, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94141 (650) 988-8500	Michael T. Yang, Esq. Proofpoint, Inc. 892 Ross Drive Sunnyvale, CA 94089 (408) 517-4710	Jeffrey D. Saper, Esq. Robert G. Day, Esq. Michael E. Coke, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

           As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-178479

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.0001 par value per share	149,500	$13.00	$1,943,500	$223

(1)
Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-178479).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $85,552,020 on a Registration Statement on Form S-1 (File No. 333-178479), which was declared effective by the Securities and Exchange Commission on April 19, 2012. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,943,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters' over-allotment option.

           This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Proofpoint, Inc. is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-178479), which we originally filed on December 14, 2011, or the Registration Statement, and which the SEC declared effective on April 19, 2012.

        We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 149,500 shares, 19,500 of which are subject to purchase upon exercise of the underwriters' overallotment option to purchase additional shares of common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

        The required opinions and consents are listed on the exhibit index and filed with this filing.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 19, 2012.

PROOFPOINT INC.
By:	/s/ GARY STEELE Gary Steele Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ GARY STEELE Gary Steele	Chief Executive Officer (principal executive officer)	April 19, 2012
/s/ PAUL AUVIL Paul Auvil	Chief Financial Officer (principal financial and accounting officer)	April 19, 2012
* Anthony Bettencourt	Director	April 19, 2012
* Dana Evan	Director	April 19, 2012
* Jonathan Feiber	Director	April 19, 2012
* Eric Hahn	Director	April 19, 2012
* Kevin Harvey	Director	April 19, 2012
* Philip Koen	Director	April 19, 2012

Name	Title	Date

* Rob Ward	Director	April 19, 2012

*By:	/s/ PAUL AUVIL Paul Auvil Attorney-in-Fact

 EXHIBIT INDEX

Exhibit number	Exhibit title
5.01	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.01	Power of Attorney (incorporated by reference to Exhibit 24.01 of the Form S-1 Registration Statement (Registration No. 333-178479)).
24.02	Power of Attorney of Anthony Bettencourt (incorporated by reference to Exhibit 24.02 of the Form S-1 Registration Statement (Registration No. 333-178479)).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX